#97274228v2 Marc Rougier, ing. Principal Geotechnical Engineer WSP Canada Inc. CONSENT OF QUALIFIED PERSON I, Marc Rougier, state that I am responsible for preparing or supervising the preparation of parts of the amended technical report summary titled “SEC Technical Report Summary, Pre-Feasibility Study on the Whabouchi Mine, Nemaska, Quebec” with an original report date of 8 September, 2023 and amended on 14 November, 2023, as signed and certified by me (as amended, the “Technical Report Summary”). Furthermore, I state that: (a) I consent, in connection with Arcadium Lithium plc’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), to the use by Arcadium Lithium plc (the “Company”) of and references to the Technical Report Summary, originally dated September 8, 2023 and amended on November 14, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is referenced in the Form 10-K as Exhibit 96.2 thereto and was filed as an exhibit to Livent Corporation’s Current Report on Form 8-K, filed with the SEC on November 15, 2023, and portions of which are summarized in the Form 10-K; (b) I consent to the incorporation by reference of the Technical Report Summary in the Company’s Registration Statements on Form S-8 (File Nos. 333-276377 and 333- 276378) and Form S-4 and Forms S-4/A (File No. 333-273360) (the “Registration Statements”); (c) I consent to the use of and references to my name, including my status as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC) in connection with the Form 10-K and the Registration Statements; (d) I consent to any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified by me, that is or are included in the Form 10-K and incorporated by reference in the Registration Statements; and (e) I am responsible for authoring, and this consent pertains to, Sections 1.23.3, 12.4.2 and 23.4 of the Technical Report Summary, provided that, in accordance with the provisions set forth in §229.1302(f), I have relied on information provided by or on behalf of the Company (including its subsidiary, Livent Corporation) as set forth in Section 25 of the Technical Report Summary. I further confirm that I have read the descriptions and references to the Technical Report Summary in the Form 10-K and the Registration Statements and that they fairly and accurately represent information in the Technical Report Summary for which I am responsible. Dated at Oakville, Ontario, Canada this 27th of February, 2025. Signature of Qualified Person Marc Rougier, ing. OIQ 5055618 Exhibit 23.7

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